UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: May 19, 2021
(Date of earliest event reported)

Central Valley Community Bancorp
(Exact name of registrant as specified in its charter)

CA (State or other jurisdiction of incorporation)	000-31977 (Commission File Number)	77-0539125 (IRS Employer Identification Number)

7100 N. Financial Dr., Ste. 101, Frenso, CA (Address of principal executive offices)		93720 (Zip Code)
559-298-1775 (Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:
Common Stock, no par value	CVCY	NASDAQ
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on which Registered)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

    Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01 Entry Into A Material Definitive Agreement.
    On May 19, 2021, the Executive and Directors Resource Committee of the Board of Directors of Central Valley Community Bancorp (Company) recommended to the Board of Directors (Board), and the Board approved, the grant of restricted stock awards to the directors and executive officers listed below. A total of 15,424 shares of restricted stock were granted with a grant date of May 19, 2021. The closing market price of the Company’s common stock on the grant date was $20.76 per share. The restrictions for directors will lapse upon the one-year anniversary of the grant date, and for executives the restrictions will lapse annually at the rate of 33% per year over a three-year period, each subject to 100% accelerated vesting upon a change of control of the Company. Each recipient of an award of restricted stock will enter into a restricted stock award agreement under the Company’s 2015 Omnibus Incentive Plan.

Director/Executive	Restricted Stock Award Granted	Restriction Expiration in Years
Daniel N. Cunningham, Vice Chairman	964	1
Daniel J. Doyle, Director, Chairman of the Board	964	1
F. T. (“Tommy”) Elliott, IV, Director	964	1
Robert J. Flautt, Director	964	1
James M. Ford, President, CEO and Director	964	1
Gary D. Gall, Director	964	1
Andriana D. Majarian, Director	964	1
Steven D. McDonald, Director	964	1
Louis C. McMurray, Director	964	1
Karen A. Musson, Director	964	1
Dorothea D. Silva, Director	964	1
William S. Smittcamp, Director	964	1
James M. Kim, Executive Vice President and Chief Operating Officer	964	3
David A. Kinross, Executive Vice President and Chief Financial Officer	964	3
Blaine C. Lauhon, Executive Vice President, Market Executive	964	3
A. Kenneth Ramos, Executive Vice President, Market Executive	964	3
Total	15,424

Item 5.02(c) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Please refer to the information set forth at Item 1.01 above.

Item 5.07  Submission of Matters to a Vote of Security Holders

On May 19, 2021 Central Valley Community Bancorp held its Annual Meeting of Shareholders. The final results of voting for each matter submitted to a vote of shareholders at the meeting are as follows:

Elected Directors of the Company to serve until the 2022 Annual Meeting of Shareholders and until their successors are elected and qualified.

In the election of directors, no candidates were nominated for election as a director other than the nominees of the Board of Directors whose names were set forth in the Company’s proxy statement dated April 1, 2021. Set forth below is a tabulation of the votes cast in the election of Directors with respect to each nominee for office:

Director	Votes Cast for Election	Votes Withheld	Broker Non-Votes
Daniel N. Cunningham	7,975,636	1,024,247	1,080,539
Daniel J. Doyle	6,315,082	2,684,801	1,080,539
Frank T. (“Tommy”) Elliott, IV	8,776,024	223,859	1,080,539
Robert J. Flautt	6,684,020	2,315,863	1,080,539
James M. Ford	8,641,210	358,673	1,080,539
Gary D. Gall	6,583,953	2,415,930	1,080,539
Andriana D. Majarian	8,795,566	204,317	1,080,539
Steven D. McDonald	8,027,498	972,385	1,080,539
Louis McMurray	8,010,231	989,652	1,080,539
Karen A. Musson	8,009,514	990,369	1,080,539
Dorothea D. Silva	8,780,867	219,016	1,080,539
William S. Smittcamp	7,890,159	1,109,724	1,080,539

The adoption of a proposal to increase the range of the size of the Board of Directors to a range of 9 to 15 persons. The resolution was ratified by the following votes:

For	Against	Abstain	Broker Non-Votes
8,004,412	934,246	61,225	1,080,539

The ratification of the appointment of Crowe LLP for the 2021 fiscal year as the Company’s independent registered public accounting firm.  The appointment was ratified by the following votes:

For	Against	Abstain
10,061,564	15,954	2,904

The adoption of a non-binding advisory resolution approving executive compensation. The resolution was ratified by the following votes:

For	Against	Abstain	Broker Non-Votes
7,971,167	712,716	316,001	1,080,539

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 21, 2021	CENTRAL VALLEY COMMUNITY BANCORP By: /s/ David A. Kinross David A. Kinross Executive Vice President and Chief Financial Officer (Principal Accounting Officer)